UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2011
THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, P.O. Box 1615, Warren, New Jersey	07059

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 903-2000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
Signatures
Exhibit Index to Current Report on Form 8-K Filed on March 2, 2011
EX-10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	2011 Annual Incentive Compensation Award Criterion. On February 23, 2011, the Organization & Compensation Committee (the Compensation Committee) of The Chubb Corporation (Chubb) determined that the performance goal to be used for calculating 2011 annual non-equity incentive compensation awards will be Chubb’s 2011 operating income, subject to adjustment to account for the reduction in investment income attributable to Chubb’s repurchase of shares of common stock.
Salary Actions. On February 23, 2011, the Compensation Committee approved a 3% base salary increase for Richard G. Spiro, Chubb’s Chief Financial Officer. This increase will take effect on April 1, 2011. A schedule of the salaries of Chubb’s named executive officers, including Mr. Spiro, is furnished herewith as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Schedule of 2011 Base Salaries for Named Executive Officers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION
Date: March 2, 2011	By:	/s/ W. Andrew Macan
		Name:	W. Andrew Macan
		Title:	Vice President and Secretary

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
FILED ON MARCH 2, 2011

Exhibit No.	Description
10.1	Schedule of 2011 Base Salaries for Named Executive Officers